Exhibit 10.18

FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), effective as of October 29, 2009 (“Effective Date”), is made and entered into by and between Richard F. Sommer (“Executive”), and LiveDeal, Inc., a Nevada corporation (the “Company”). Capitalized terms not otherwise defined herein shall have the same meaning set forth in that certain Employment Agreement (“Agreement”) made effective by and between Executive and the Company on May 19, 2006.

BACKGROUND

Executive and the Company entered into the Agreement pursuant to which Executive agreed to act as Chief Executive Officer of the Company in accordance with the terms and conditions more particularly described therein.

The parties desire to amend the Agreement with respect to its term and the Executive’s compensation in the manner particularly set forth below.

In consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

1.      Continuing Effect of the Agreement. Except as expressly provided in this Amendment, the Agreement will remain unchanged and in full force and effect; provided, however, nothing contained in the Agreement will have the effect of preventing or limiting, in any way, the terms of this Amendment.  Furthermore, if any conflict arises between the terms of this Amendment and the terms of the Agreement, this Amendment will govern as to the conflicting terms.

2.      Amendment of Section 4.  Section 4(c) is deleted in its entirety and replaced with the following:

(c).           Stock Option.  Executive is entitled to an option to purchase from the Company for cash all or any part of an aggregate of 250,000 shares of the Company’s common stock (the “Option”) at an exercise price equal to $1.95, the closing price of the Company’s common stock on the date of grant (“Grant Date”).  The Option will be granted pursuant to the Company’s 2003 Stock Plan and the Company’s standard form of Non-Qualified Stock Option Agreement.  The Option granted under this Agreement is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.  So long as Executive continues to be employed by the Company in accordance with this Agreement, the Option will vest and be exercisable according to the following schedule: one quarter (25%) on the first anniversary of the Grant Date and the remainder shall vest 1/36 at the end of each month thereafter over the next 36 months so long as Executive continues to provide services to the Company.

3.      Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors, and assigns.  The parties hereby consent to the personal jurisdiction of the courts located in the State of Arizona.

4.      Execution in Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be considered an original, but all of which together shall be deemed to be one and the same document.

5.      Severability.  If any provision of this Amendment is deemed unenforceable by any court, tribunal or other body with dispute or interpretive jurisdiction over this Amendment or the parties, then such provisions shall be reformed by such court, tribunal or other body in such a manner to make the provision enforceable as nearly in accordance with the manifest intent of the parties as possible.

6.      Governing Law.  This Amendment was negotiated in and is being contracted for in the State of Nevada, and shall be governed by the laws of the State of Nevada, United States of America, notwithstanding any conflict-of-law provision to the contrary.  The parties hereby consent to the personal jurisdiction of the courts located in the State of Nevada.

7.      Construction.  This Amendment has been prepared for the benefit of all parties hereto and no inference shall be made that any party prepared this Amendment and no inferences are to be drawn against any party upon the basis that this Amendment was prepared by one party or the other.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LIVEDEAL, INC.	EXECUTIVE

/s/ Kevin A. Hall	/s/ Richard F. Sommer
By: Kevin A. Hall	Richard F. Sommer
Its: General Counsel